EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192051 on Form S-3 and Registration Statement No. 333-200020 on Form S-8 of our report dated February 26, 2015, relating to the 2014 financial statements of JAVELIN Mortgage Investment Corp. appearing in this Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
February 26, 2015